UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

____________

EMTEC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation or Organization)	Number)	Identification No.)
____________

572 Whitehead Road, Bldg. #1
Trenton, NJ 08619
(Address of principal executive offices)
____________

(609) 528-8500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On December 7, 2006, the Company and its subsidiaries Emtec, Inc, a New Jersey corporation (“Emtec NJ”), Emtec Viasub LLC (“Emtec LLC”), a Delaware limited liability company, and Westwood Computer Corporation, a New Jersey corporation (“Westwood” and together with the Company, Emtec NJ, and Emtec LLC, the “Borrower”), entered into a Loan and Security Agreement with De Lage Landen Financial Services, Inc. (“Lender”) pursuant to which the Lender has agreed to provide the Borrower a revolving credit loan and floorplan loan (the “Credit Facility”). The Credit Facility provides for aggregate borrowings of the lesser of $32.0 million or 85% of Borrower’s eligible accounts receivable, plus 100% of unsold inventory financed by the Lender, minus $5.0 million. The floor plan loan portion of the Credit Facility is for the purchase inventory from approved vendors and for other business purposes. The Credit Facility subjects the Borrower to mandatory repayments upon the occurrence of certain events as set forth in the Credit Facility.

Borrowings under the Credit Facility will bear interest at an annual rate equal to the rate of interest published in the “Money Rates” section of the Wall Street Journal minus 0.5% for revolving credit loans. Floorplan loans shall not bear interest until the Borrower is in default unless a floorplan loan is unsubsidized then such floorplan loan will accrue interest once made at the rate agreed to by the parties. Interest on outstanding floorplan loans accrues per annum at the rate of 2.5% in excess of the interest rate published in the “Money Rates” section of the Wall Street Journal.

The Credit Facility contains certain customary affirmative and negative covenants, including among other things: requiring the Borrower to provide certain financial statements and schedules to the Lender, maintain its legal existence, keep the collateral in good condition, and provide certain notices to the Lender; and restrictive covenants including limitations on other indebtedness, liens, fundamental changes, asset sales, capital expenditures, the issuance of capital stock, investments, and transactions with affiliates.

The Credit Facility contains certain customary representations and warranties and events of default, including failure to pay interest, principal or fees, any material inaccuracy of any representation and warranty, bankruptcy and insolvency events. Certain of the events of default are subject to exceptions and materiality qualifiers.

To secure the payment of the obligations under the Credit Facility, the Borrower granted to Lender a security interest in all of Borrower’s interests in certain of its assets, including inventory, equipment, fixtures, accounts, chattel paper, instruments, deposit accounts, documents, general intangibles, letter of credits rights, and all judgments, claims and insurance policies.

Simultaneous with the execution of the Credit Facility, the Borrower terminated its prior Business Financing Agreement and Wholesale Financing Agreement with GE Commercial

Distribution Finance Corporation (“GE CDF”) and satisfied all outstanding obligations under those agreements.

In connection with its refinancing, Westwood agreed to pay-off within thirty days from December 8, 2006, the full amount due and owing under the following promissory notes:

Payoff Amount as of
December 8, 2006	Original Note
5% Junior Subordinated Note, dated April 16, 2004, in the amount of $7,771.63, made by Westwood
$5,616.98	Computer Corporation in favor of Michael John Grabel.

5% Junior Subordinated Note, dated April 16, 2004, in the amount of $12,588.89, made by Westwood
$9,098.67	Computer Corporation in favor of Megan Patricia Grabel.

5% Junior Subordinated Note, dated April 16, 2004, in the amount of $132,183.32, made by Westwood
$95,536.10	Computer Corporation in favor of Mary Margaret Grabel.

5% Junior Subordinated Note, dated April 16, 2004, in the amount of $161,151.16, made by Westwood
$116,472.74	Computer Corporation in favor of Keith Grabel.

8% Junior Subordinated Note, dated April 16, 2004, in the amount of $23,314.84, made by Westwood
$3,928.92	Computer Corporation in favor of Michael John Grabel.

8% Junior Subordinated Note, dated April 16, 2004, in the amount of $37,766.58, made by Westwood
$6,364.30	Computer Corporation in favor of Megan Patricia Grabel.

8% Junior Subordinated Note, dated April 16, 2004, in the amount of $396,549.13, made by Westwood
$66,825.14	Computer Corporation in favor of Mary Margaret Grabel.

8% Junior Subordinated Note, dated April 16, 2004, in the amount of $483,452.45, made by Westwood
$81,469.79	Computer Corporation in favor of Keith Grabel.

Additionally, Westwood agreed to pay-off within thirty days from December 8, 2006, the remaining balance of $243,870 to Joyce Tischler under a Separation Agreement dated April 16, 2004.

Item 9.01           Financial Statements and Exhibits

          (c)             Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated December 7, 2006, by and between De Lage Landen Financial Services, Inc., the Registrant and its subsidiaries.

10.2	Schedule to Loan and Security Agreement, dated December 7, 2006, by and between De Lage Landen Financial Services, Inc., the Registrant and its subsidiaries.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC.

Date: December 13, 2006	By: /s/ Stephen C. Donnelly

Stephen C. Donnelly
Chief Financial Officer